EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-93597 of North Valley Bancorp on Form S-4 of our report dated January 27, 1999, appearing in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1998 and to the references to us under the headings "Selected Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
-------------------------
    DELOITTE & TOUCHE LLP


San Francisco, California
January 31, 2000




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